UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):    March 22, 2007

SOURCEFIRE, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-33350	52-2289365
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9770 Patuxent Woods Drive	21046
Columbia, Maryland	(Zip Code)
(Address of Principal Executive Offices)

Registrant's telephone number including area code:     410-290-1616

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Sourcefire, Inc. (“Sourcefire” or the “Company”) announced on March 22, 2007 that the underwriters of its recent initial public offering (the “Offering”) have exercised in full their over-allotment option, which closed on March 21, 2007, to purchase an additional 865,500 shares of Sourcefire common stock, bringing the total proceeds received by Sourcefire in the Offering to approximately $86.3 million.

A copy of the Company’s press release dated March 22, 2007 is attached herewith as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits

(d)

Exhibit 99.1    Press Release of Sourcefire, Inc. dated March 22, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOURCEFIRE, INC.

Date: March 22, 2007	By:	/s/ E. Wayne Jackson
E. Wayne Jackson
Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description
Exhibit 99.1	Press Release of Sourcefire, Inc. dated March 21, 2007